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                                                                 EXHIBIT 23.3


                 [CARDENAS, CASSAGNE & ASOCIADOS LETTERHEAD]


                                              Buenos Aires, September 3, 1998


Great Lake Carbon Corporation
551 Fifth Avenue, Suite 3600
New York, New York 10176


Ladies and Gentlemen:

We have acted as special counsel to Copetro S.A., a subsidiary of Great Lakes Carbon Corporation (the "Company"), and Great Lakes Acquisition Corp. ("Holding"), in connection with certain environmental matters.

We hereby consent to the reference to our firm under the caption "Legal Proceedings" in the Registration Statement on Form S-4 No. 333-59545 filed by the Company with the Securities and Exchange Commission (the "Commission") and the Registration Statement on Form S-4 No. 333-59541 filed by Holdings with the Commission. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

             /s/ BERNARDO A. IRIBERRI             /s/ IGNACIO M. DE LA RIVA
             ------------------------             -------------------------
                 Bernardo A. Iriberri                 Ignacio M. de la Riva